Exhibit 10.1
Licensing Agreement

CO-PUBLISHING LICENSING AGREEMENT

This License Agreement (“Agreement”), is effective as of September 23, 2005 (the “Effective Date”), and is entered into by and between Pixiem, Inc. (“Pixiem”), a Delaware corporation with a principal place of business at 115 River Road, Suite 828, Edgewater, New Jersey 07020 and ESPN Enterprises, Inc. (“ESPN”) a Delaware corporation with a principal place of business at 605 Third Avenue, New York, New York 10158. ESPN and Pixiem are each a “Party” and collectively the “Parties.”

WITNESSETH:
WHEREAS, Pixiem owns or has licensed the rights to the underlying technology that supports Wireless Games (as defined below);

WHEREAS, Pixiem wants to license ESPN Brands to develop the Wireless Games and in return ESPN will receive a royalty from Pixiem’s commercial exploitation of the Wireless Games;

WHEREAS, ESPN is willing to license from Pixiem the Pixiem Technology (as defined below) that support the Wireless Games (with rights to sublicense to third parties, including end users, carriers and/or operators), so long as Pixiem ports the Wireless Games to local mobile handsets as described on Exhibit A (the “Required Handsets”), and provides internal testing and usability testing with respect to, and conducts other activities necessary to launch the Wireless Games on the required handsets; and

WHEREAS, Pixiem is willing to publish, publicize, advertise and market the Wireless Games in certain territories;

NOW, THEREFORE, subject to the terms, conditions and procedures below, and in consideration of the premises and of the mutual covenants contained herein, the Parties hereby agree as follows:

1.	Definitions. As used in this Agreement, the Parties hereto agree the words set forth below shall have the meanings thereby specified:

a
“Confidential Material” means any information which is confidential in nature or that is designated or identified as confidential by a Party or by any of its affiliates and that is furnished by or on behalf of such Party or any of its affiliates (collectively, the "Disclosing Party") to the other Party or to any of its affiliates (collectively, the "Receiving Party"), whether such information is or has been conveyed verbally or in written or other tangible form, and whether such information is acquired directly or indirectly such as in the course of discussions or other investigations by the Receiving Party, including, but not limited to, trade secrets and technical, financial or business information, data, ideas, concepts or know-how that is considered and treated as being confidential by the Disclosing Party. Confidential Material shall not include information that: (a) was known by the Receiving Party without obligation of confidentiality prior to disclosure thereof by the other party; (b) was in or entered the public domain through no fault of the Receiving Party; (c) is disclosed to the Receiving Party by a third party legally entitled to make such disclosure without violation of any obligation of confidentiality; (d) is required to be disclosed by applicable laws or regulations (but in such event, only to the extent required to be disclosed, and provided that the disclosing party is given the opportunity to review and redact the Agreement prior to disclosure); or (e) is independently developed by the Receiving Party without reference to any Confidential Information of the other party. Confidential Information disclosed in tangible or electronic form shall be identified by Disclosing Party as confidential with conspicuous markings, or otherwise identified with a legend as being confidential, provided that the absence of such a mark or legend shall not preclude disclosed information which would be considered confidential by a receiving party exercising reasonable business judgment from being treated as confidential information by Receiving Party;

Licensing Agreement

b.	“ESPN Marks” shall mean the ESPN logos, trade names, trademarks and other indicia of origin associated with ESPN mutually agreed upon by the Parties to utilized in connection with the Wireless Games;

c.	“ESPN Territory”shall mean the United States of America and its territories and possessions, and such other territories as mutually agreed upon by the Parties and territories as totally agreed upon by Parties in writing;

d.	“Expenses” shall mean (i) refunds or rebates, (ii) other commissions or fees paid to unrelated third parties connected or related to the exploitation of the Wireless Games e.g., wireless carriers, operators, platform vendors, and/or (iii) taxes (excluding income taxes) or other fees paid to government entities) e.g. VAT and sales taxes;

e.	“Gross Revenue” shall mean all revenue that either ESPN and/or Pixiem receives from the carriers as a direct result of the carriers’ permitted licensing of the Wireless Games;

f.
“Intellectual Property” means anything that is or may be protected by an Intellectual Property Right such as, but not limited to works (including computer programs), performances, discoveries, inventions, trade-marks (including trade names and service marks), trade secrets, industrial designs, Confidential Material (including Confidential Material as defined herein), mask work and integrated circuit topographies;

g.
“Intellectual Property Rights” shall mean all copyrights (including, without limitation, the exclusive right to reproduce, distribute copies of, display and thereupon perform the copyrighted work and to prepare derivative works), copyright registrations and applications, trademark rights (including, without limitation, registrations and applications), patent rights, including registration and application, trade names, mask work rights, trade secrets, moral rights, author’s rights, algorithms, rights in packaging, goodwill and other intellectual property rights, and all divisions, continuations, reissues, renewals and extensions thereof, regardless of whether any such rights arise under the laws of the United States of America or any other state, country or jurisdiction, and all derivative works of any copyrighted work;

h.	“Launch Date” shall mean the date of the first commercial sale on which a Pixiem Royalty and/or ESPN Royalty is due hereunder;

i.	“Mark” means trade names, trademarks, service marks, logos, marks or other business identifiers and elements thereof of any entity, and includes Pixiem Marks and ESPN Marks;

j.	“Net Revenue” shall mean Gross Revenue less Expenses;

k.	“Pixiem Marks’” shall mean Pixiem’s logos, trade names, trademarks and other Intellectual Property Rights owned by Pixiem, or licensed to Pixiem by third parties;

l.	“Pixiem Technology” shall mean the underlying background technology that Pixiem or any of its affiliates owns prior to the development of, or independent of, the Wireless Games.

m.
“Pixiem Territory”shall mean territories and controlled possessions of countries in  North America, South America, Europe, Asia, and such other territories as mutually  agreed upon by Parties in writing;

Licensing Agreement

n.	“Publisher” means the party responsible for licensing the Wireless Games to distribution channels (e.g., mobile carriers); and

o.
“Wireless Games” shall mean the multi-player or single-player mobile wireless games described on Exhibit B as attached hereto. Exhibit B shall be periodically updated with the addition or subtraction of other wireless games as mutually agreed to by the Parties.

2.	Grants.

a.
ESPN. Subject to the terms, conditions and procedures of this Agreement, Pixiem hereby grants to ESPN an license solely within the ESPN Territory and with respect to the Wireless Games (i) to exploit, including without limitation, sell, transfer and/or sublicense, the underlying technology of the Wireless Games and (ii) to promote, advertise, publicize, market and utilize the underlying technology of the Wireless Games (the “ESPN License”) via all means and media, now known or hereafter revised, to end-users. ESPN is not obligated to exploit any of its rights under the ESPN License, and makes no representation, express or implied, that it will do so. Notwithstanding the foregoing, use of ESPN’s website from outside the ESPN Territory by end-users seeking to access the Wireless Games shall not be deemed a breach of this Agreement.  Royalty rates payable from purchases through the ESPN website will be based on the physical location of the end user’s mobile carrier.

b.	Pixiem. Subject to the terms, conditions and procedures of this Agreement, ESPN hereby grants to Pixiem within the Pixiem Territory during the Term;

(i)
a non-exclusive non-transferable limited license to use, reproduce and distribute the Wireless Games to end users solely for play on a handset via a wireless telecommunications network in the Pixiem Territory;

(ii)
a non-exclusive non-transferable limited to use ESPN Marks in pre-approved promotional and marketing materials, content directories and indexes, and electronic and printed advertising, publicity newsletters regarding the Wireless Games; and

(iii)
a non-exclusive, non-transferable limited license to use, reproduce and distribute “unbranded” versions of the Wireless Games to end users solely for play on a handset via a wireless telecommunications network in those territories within the Pixiem Territory in which ESPN has declined to permit Pixiem to distribute the Wireless Games. An “unbranded” version of a Wireless Game shall mean versions of the Wireless Games that do not contain any ESPN Marks.

c.
Limitations. Pixiem’s rights hereunder are strictly limited to the distribution or exhibition of the Wireless Games as provided herein, and in no event shall Pixiem distribute or authorize the exhibition of the Wireless Games via any other means or media. Furthermore, Pixiem shall strictly limit its distribution and exhibition within the Pixiem Territory and Pixiem’s failure to comply with restrictions set forth in this subsection 2(b) shall be deemed a material breach of this Agreement and an infringement of ESPN’s rights.

d.	Use of Marks.

(i)
Pixiem may only use ESPN’s Marks in connection with a use that has been approved by ESPN in writing in its sole discretion. Uses that are not approved in writing shall be deemed disapproved. Any permitted use by Pixiem of ESPN’s Marks shall be in strict compliance with each of the following terms and conditions: (a) Pixiem shall strictly comply with all standards with respect to the use of ESPN’s Marks as provided in Exhibit C; (b) Pixiem shall not create a combination mark consisting of one or more Marks of each Party, (c) all uses of ESPN’s Marks shall be to the benefit of ESPN and Pixiem acknowledges and agrees that ESPN is the owner of ESPN’s Marks, (d) Pixiem shall not use, register, or attempt to register, in any country, any name or trademark identical or confusingly similar to ESPN’s Marks.

Licensing Agreement

(ii)
Neither ESPN nor Pixiem shall use the other Party’s Marks without their written permission. Except and only to the extent specifically set forth in this Agreement, Pixiem shall not acquire any right under this Agreement to use the Wireless Games or the names ESPN Marks “Disney,”“ESPN,”“BVIG,” or the names of any other ESPN and/or its affiliates (either alone or in conjunction with or as a part of any other word or name) or any fanciful characters or designs of any ESPN affiliate (a) in any advertising, marketing campaign, publicity, or promotion; (b) to express or to imply any endorsement of Pixiem's products or services; or (c) in any other way.

e.
Acknowledgements. The parties acknowledge and agree that ESPN hereby reserves the right to exclusively license the ESPN Marks to a Third Party Distributor to sell, distribute, market, promote or otherwise exploit a sports game, including but not limited to, the wireless titles contained in Exhibit B, on a wireless device via a telecommunications network. In the event ESPN elects to grant such right to a Third Party Distributor on an exclusive basis, ESPN shall provide Pixiem at least one year written notice with respect to such election and Pixiem shall cease to sell, distribute, market, promote or otherwise exploit the applicable Wireless Game prior to the end of such one year sell-off period and this Agreement shall terminate forthwith. For purposes of this Section 2 only, “Third Party Distributor” shall mean a distributor that has released a game using ESPN Marks on any of the following platforms (i) television console video game players (e.g., Sony Playstation, Playstation 2, Playstation 3, Microsoft Xbox, Xbox 2, Nintendo GameCube, and each of their successor devices, and newly introduced devices, the principal purpose of which is, and which are marketed and promoted as being principally for, game playing); (ii) handheld video game devices (e.g., Nintendo GameBoy Advance, Nokia N-Gage, Nintendo Dual Screen, Sony PSP and each of their successor devices, and newly introduced devices, the principal purpose of which is, and which are marketed and promoted as being principally for, game playing); and (iii) Windows and Macintosh-based personal computers.

In the event that ESPN requires Pixiem to cease selling one or more Wireless Games, then the minimum revenue guarantee set forth in Exhibit B for that year and all years going forward shall be reduced by twenty percent (20%) per game. If ESPN requires Pixiem to cease selling all Wireless Games, then Pixiem’s minimum revenue guarantee shall be completely eliminated. Pixiem shall have no minimum marketing obligations with respect to any Wireless Games that it is required to cease selling.

f.	Music Related Rights and Restrictions.

(i)	Pixiem acknowledges and agrees that ESPN is not granting any rights to the underlying compositions and/or sound recordings related to the Wireless Games. Pixiem shall not synchronize any of the musical compositions, or any part thereof, with any visual images.

(ii)	To the extent that Pixiem has obtained any necessary blanket performance licenses from the applicable performing rights societies, it shall be responsible for maintaining such rights.

3.	Ownership.

Licensing Agreement

a.
Ownership of the Source Code and Pixiem Trademarks. Except as specifically set forth in this Agreement, nothing herein, nor the exercise of any rights granted to ESPN hereunder, conveys to ESPN any right, title and interest in the underlying source or object code of the Wireless Games or Pixiem Marks.

b.
Ownership of ESPN Properties. Except with respect to subsection 2(b), nothing herein, nor the exercise of any rights granted Pixiem hereunder, conveys to Pixiem any right, title and interest in and to any ESPN Marks. ESPN shall own all right, title and interest in the user interface and “look-and-feel” of the Wireless Games.

c.	Goodwill. All goodwill or reputation in the Pixiem Marks or (within the ESPN Marks) automatically vests in Pixiem or ESPN, respectively, when such Marks are used.

4.	Services to be performed by each Party.

a.	Services to be performed by Pixiem. Pixiem shall have the following rights and obligations at its sole cost and expense:

(i)	Develop the following single-player mobile Wireless Games, and provide without charge, updates, new versions, patches and/or releases, as commercially available throughout the Term;

(ii)	Deliver the Wireless Games to end users, carriers and/or operators;

(iii)
Pixiem will design a user interface, and will integrate content, data and ESPN Marks provided by ESPN into the Wireless Games. Pixiem shall develop the Wireless Games in accordance with the product design specifications (“Specifications”), as agreed to by both Parties. The Parties shall agree to the Specifications as soon as commercially practicable, but in no event later than thirty (30) days from execution of this Agreement. In the event the Parties fail to reach agreement, both Parties shall have the right to terminate this Agreement without any obligation to the other. Except for the content provided by ESPN, Pixiem shall provide or obtain any necessary programming and production services and materials (e.g., artwork, music, and sound) to implement the Specifications. Pixiem shall be solely responsible, in connection with ESPN’s use of the Pixiem Technology as permitted hereunder, for (a) obtaining any required consents or licenses (including any required synchronization licenses) of artist(s), actors, performers or copyright proprietors of the compositions, scripts or performances contained in the Pixiem Technology; and (b) payment of all fees, royalties, performance licenses, or other payments which may be required to be paid to any labor union, including without limitation, any required re-use payments and any other payments to ASCAP, BMI, SESAC, the American Federation of Musicians and/or the American Federation of Television and Radio Artists, as a result of the use of the Pixiem Technology;

(iv)	Port Wireless Games to the Required Handsets attached hereto as Exhibit B, and such other mobile handsets as may be mutually agreed upon by the Parties in writing;

(v)
Conduct internal testing and obtain certification that the Wireless Games function properly on the Required Handsets in the ESPN Territory and the Pixiem Territory, i.e., have passed the testing criteria required by Veritas and NSTL, or provide ESPN with the necessary materials as specified by NSTL and carrier requirements for game submission. Pixiem must submit the Wireless Games for all X-Games titles, ESPN Rodeo and ESPN GOG Sporting Dogs titles, as of the date hereof. Pixiem will be responsible for all handset porting as described in subsection 4(a)(iii);

(vi)	Work with ESPN to maintain carrier and operator relationships;

(vii)	Manage hosting and delivery of the Wireless Games to local mobile handsets from its demarcation point to carrier networks;

Licensing Agreement

(viii)	Integrate community features, as mutually agreed to by the parties in writing, into each Wireless Game (e.g., high scores, message boards);

(ix)
Pixiem may use third parties to provide any or all components of its hosting and storage services, subject to obtaining written agreement to abide by the terms of this Agreement (to the extent applicable) and to permit ESPN to have sole approval over any aspect of use that involves any ESPN Marks;

(x)
Pixiem will, at its sole expense, use best efforts to promote the Wireless Games through all of its or its affiliates’ distribution channels including via Mobile operators, MVNOs, OEMs, ISPs, portals, and other programming partners;

(xi)	Publish, market, advertise, publicize and promote the Wireless Games within the Pixiem Territory;

(xii)
Provide ESPN with a summary of the terms of its agreements with each mobile operator with whom Pixiem intends to publish a Wireless Game at least ninety (90) days in advance. If ESPN is able to publish a Wireless Game with that operator on more favorable terms to ESPN, ESPN may exercise the option set forth in Paragraph 4(b)(ii); and

(xii)
Subject to the conditions, terms and procedures of this Agreement, Pixiem will use commercially reasonable efforts to perform ancillary services that are necessary, proper and/or advisable in connection with this Agreement, including but not limited to attending meetings and providing necessary updates to the underlying technology of the Wireless Games.

b.	Services to be performed by ESPN. ESPN shall have the following rights and obligations at its sole cost and expense:

(i)	Publish, market and license the Wireless Games within the ESPN Territory, subject to the prior reasonable approval of Pixiem. Pixiem hereby approves the Mobile ESPN service in advance;

(ii)	Review the Wireless Games and provide to Pixiem any change requirements for the Wireless Games within ninety (90) business days prior to handset porting process; and

(iii)
If ESPN is able to publish a Wireless Game with a mobile operator on financial terms that are more favorable to ESPN than it would receive if Pixiem published a Wireless Game with that operator, then ESPN may, by giving written notice to Pixiem, publish the Wireless Game with such operator. If ESPN exercises the foregoing option, it shall be responsible for promptly publishing the Wireless Game with such mobile operator and taking all commercially reasonable steps necessary or desirable in connection with such publication.

c.	Restrictions on Pixiem.

(i)	Except specifically provided for herein, Pixiem agrees not to permit any Wireless Games to be downloaded to any Required Handset outside of the Pixiem Territory.

(ii)
Pixiem agrees not to permit the download of the Wireless Games to any handset or device, other than the Required Handsets listed on Exhibit B and any future handsets mutually agreed upon by the Parties.

Licensing Agreement

5.	Division of Revenue.

a.
Payments. The Parties acknowledge that carriers (e.g., Verizon, Sprint, etc.) shall be responsible for collecting payments from their end users for access to the Wireless Games. The carriers shall be instructed to remit the retail price proceeds minus any cost charged by the carriers, adjustments, refunds and/or applicable taxes.

b.
Taxes. Neither party hereunder is liable for any income tax obligations to which the other party is subject. If, pursuant to applicable tax law, a withholding tax is or reasonably could be imposed (as reasonably determined in good faith by Pixiem) on Pixiem’s payments to ESPN, Pixiem may deduct from such payments the appropriate (as reasonably determined in good faith by Pixiem) amount of withholding taxes so imposed. In addition, Pixiem and ESPN agree that:

(i)
All sums payable by Pixiem hereunder shall be due and payable in United States dollars and paid by telegraphic transfer to ESPN's bank account. Except as provided below, Pixiem shall not deduct or withhold any tax from the amounts due to ESPN under this Agreement and all payments shall be net of any customs, bank or transfer or similar fees or charges. If pursuant to the applicable tax law, a withholding tax is imposed on Pixiem’s payments to ESPN, Pixiem may deduct from such payments the appropriate amount of withholding taxes so imposed, on the express condition that:

(A) contemporaneously with each payment under this Agreement, Pixiem furnishes ESPN all withholding tax receipts or other government certifications evidencing all taxes withheld from such payment;

(B) Pixiem cooperates with ESPN and furnishes ESPN with any other information or documentation reasonably requested by ESPN from time to time so as to enable ESPN to adequately support any foreign tax credit claimed by ESPN that is attributable to the taxes withheld by Pixiem;

(C) to the extent the relevant income tax treaties provide for an exemption from or a reduced rate of withholding for taxes with respect to payment, consideration or remuneration under this Agreement, Pixiem shall apply such exemption or reduced rate of withholding in deducting from any amount paid pursuant to this Agreement and shall assist ESPN in filing any documentation necessary for Pixiem to apply such exemption or reduced rate of withholding;

(D) in addition to any and all legal and equitable rights and remedies available to ESPN, Pixiem indemnifies ESPN for any disallowed foreign tax credits, including any interest and penalties associated with such disallowed foreign tax credits, attributable to Pixiem's failure to timely provide the documentation required hereunder and otherwise comply with the provisions of this subsection; and

(E) Pixiem's obligations under the provisions of this subsection survive termination, cancellation or expiration of this Agreement.

c.
Royalty. In consideration for the licenses granted in Section 2 of this Agreement, the parties agree to pay each other the royalty amounts set out in Exhibit B attached hereto during the Term. After the termination or expiration of this Agreement ESPN shall have no further obligation to Pixiem in the future regardless as to whether ESPN continues to sell, distribute, market, license or otherwise exploit the Wireless Games.

d.
Payment and Reports. The Publisher shall pay the Royalty amounts, and provide a royalty report, within forty-five (45) days after the end of each calendar quarter during which such Net Revenue was collected. The royalty report shall detail Gross Revenue received and the deductions thereto, Pixiem royalties, ESPN royalties, and an itemized listing of purchases per title for each Wireless Game, for each Wireless Carrier. The Publisher shall deliver the royalty report whether or not any Royalty is actually due for the affected calendar quarter.

Licensing Agreement

e.
Audits. During the term of this Agreement, and for a period of two (2) years thereafter, the parties may, at its expense, inspect the books and records of each other directly related to its receipt of Gross Revenue by an accountant mutually acceptable to the Parties, not more than once per calendar year, upon reasonable prior written notice, during normal business hours. The royalty reports are considered final, and not auditable, after twelve (12) months from the date of delivery to the respective Party. Should an audit reveal an underpayment to either Party of ten percent (10%) or more, the offending Party shall reimburse the other for the reasonable audit costs associated with this Agreement plus any underpayment.

6.
Advertising. ESPN shall own all ad inventory (and retain any revenue associated therewith) in connection with any advertising or promotion appearing within or in connection to a Wireless Game. Pixiem may not sell advertising nor target only those consumers who have signed up to receive the Wireless Games solely because of their subscription to such content, e.g., no targeting of an “ESPN user base”. Pixiem may advertise the existence of the Wireless Games subject to ESPN prior approval of such marketing materials.

7.
Support Service. Pixiem is responsible for providing Tier 2 and Tier 3 support to ESPN and the carriers distributing the Wireless Games prior to the Launch Date for each Wireless Game. In the event ESPN is unable to secure, at rates and under terms and conditions reasonably acceptable to ESPN for Tier 1 support from the carriers, then Pixiem shall also provide such support. If ESPN causes a carrier to provide Tier 1 support then Pixiem shall also be promptly available to answer questions related to the Tier 1 support provided to the end-users for such carriers (or ESPN). Pixiem agrees to respond Tier 2 problems within two (2) business hours of a request to do so, and to Tier 3 problems within five (5) business hours of such a request, and to work expeditiously, ahead of other commitments, to resolve issues related thereto. In the event Pixiem is responsible for Tier 1 support, it shall respond to Tier 1 questions within fifteen (15) minutes of a request to do so; provided however if Pixiem is responding directly to a consumer, the response time shall be within three (3) rings and in any event less than sixty (60) seconds on hold time. Pixiem shall insure that its help desk representatives are monitored, (i.e., notice to end-users that conversations may be recorded), so as to enable it (or ESPN) to confirm compliance with the terms of its support obligations. Pixiem shall configure its systems to permit ESPN to monitor simultaneously if desired. If in the determination of ESPN, the Parties are unable to obtain such commitments from the wireless carrier, Pixiem will assume such Tier 1 responsibilities only upon a renegotiation of the Pixiem Royalty of this Agreement, based upon the documented costs of providing such Tier 1 services, in connection with this Agreement to the wireless carrier. For purposes of this Agreement, “Tier 1 Customer Support” shall include questions and issues dealing with basic use and features of the Wireless Games (e.g., “How customers use the games”); “Tier 2 Customer Support” shall include issues dealing specifically with handset functions and platforms developed by Pixiem and “Tier 3 Customer Support” shall include issues specific to Pixiem functionality and platforms developed by Pixiem.

8.	Term and Termination.

a.
Term. The term of this Agreement (the “Term”) shall begin on the Effective Date and expire three (3) years after the Launch Date of the Wireless Games, unless terminated earlier pursuant to this Agreement.

b.
Termination for Failure to Meet Specifications. If any of the handsets on the Required Handsets do not pass internal testing or certification, Pixiem shall correct the problem as soon as reasonably practicable and resubmit for internal testing or certification, but no later than thirty (30) business days after notification of the problem. If Pixiem fails to meet the conditions of this subsection 9(b), ESPN shall have the sole right to terminate this Agreement upon thirty (30) days’ prior written notice.

Licensing Agreement

c.
Termination for Material Breach. Either party may terminate this Agreement for a material breach by the other party that is not cured to the reasonable satisfaction of the non-breaching party within such 30-day period; provided however, that with respect to Wireless Games already delivered and paid for, Pixiem’s sole remedy shall be an action at law for damages (and not a right to terminate the Agreement).

d.	Termination for Convenience. This Agreement may be terminated by ESPN, on ninety (90) days’ written notice to Pixiem, at any time for any reason whatsoever.

e.	No Prejudice. Save as otherwise provided above, the Parties’ right to terminate this Agreement is without prejudice to, and shall not affect any other remedies available to Parties.

9.	Confidentiality Agreement.

a.
Confidential Material. For a period of one (1) year after Confidential Material is disclosed, the Receiving Party shall not use Disclosing Party’s Confidential Material for any purpose other than to exercise or perform its rights or obligations under this Agreement. Receiving Party shall not, without the prior written consent of Disclosing Party, copy or otherwise reproduce Disclosing Party’s Confidential Material, or disclose, disseminate or otherwise communicate, in whole or in part, Disclosing Party’s Confidential Material to any third party except to affiliates, officers, directors, employees or advisors (including, but not limited to tax and legal representatives) of Receiving Party who need to know the Confidential Material and who will have undertaken to treat the Confidential Material in accordance with the provisions of this Section. Receiving Party further agrees that it shall safeguard Disclosing Party’s Confidential Material from disclosure and, use commercially reasonable efforts to ensure non-disclosure, which efforts shall be commensurate with those Receiving Party uses to protect the confidentiality of its own Confidential Material. In the event that Receiving Party becomes compelled by law or order of court or administrative body to disclose any Disclosing Party’s Confidential Material, Receiving Party shall be entitled to disclose such Confidential Material provided that: (i) Receiving Party provides Disclosing Party with prompt prior written notice of such requirements to allow Disclosing Party to take any necessary action to safeguard the Confidential Material; and (ii) if required to do so, Receiving Party shall furnish only that portion of Disclosing Party’s Confidential Material which is legally required to be disclosed and shall exercise its commercially reasonable efforts to obtain assurances that Confidential Material will be treated in confidence.

b.
Remedies. Receiving Party acknowledges and agrees that Disclosing Party may be irreparably injured by a breach of this Agreement and that Disclosing Party may be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance and any other relief that may be available from any court to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court having subject matter jurisdiction, in addition to any other remedy to which Disclosing Party may be entitled at law or in equity in the event of any breach of the provisions hereof. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

c.
Return of Confidential Material. Upon the Disclosing Party’s request and, in any event, when this Agreement has expired or terminated, the Receiving Party will promptly return to the Disclosing Party or destroy, except for one copy of Disclosing Party’s Confidential Material, which may be retained for evidence purposes only: (i) all Confidential Material that has been supplied by the Disclosing Party and is in the Receiving Party’s possession or control, except for any ESPN’s Confidential Material that is part of the Wireless Games; and (ii) all analyses, studies, or other materials, or part thereof, that were created by the Receiving Party and that are based on or contain Confidential Material of the Disclosing Party.

Licensing Agreement

d.
Ownership. Nothing in this Section 9 is to be construed as granting Receiving Party any title, ownership, license or other right or interest in any of Disclosing Party’s Confidential Material, or to any Intellectual Property Right of Disclosing Party therein.

e.
Independent Information. The Disclosing Party acknowledges that the Receiving Party may develop information internally or receive information from other parties that is similar to the Confidential Material. Accordingly, nothing in this Agreement should be construed as a representation or agreement that the Receiving Party has not or will not develop or have developed products, concepts, systems or techniques contemplated by or embodied in the Confidential Material, provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. No discussions and/or communications between the Parties hereunder or otherwise will: (i) serve to impair the right of either Party to develop, make, use, procure, and/or market products or services now or in the future that other information to the other; (ii) result in any obligation on the part of either Party to enter into any further agreement of any kind; or (iii) constitute an option, grant or license to the Receiving party under any patent or other rights now or hereinafter held by the Disclosing Party.

f.	Survival. The restriction or use of Confidential Material shall expire five (5) years after the Launch Date.

10.	Warranties, Indemnification and No Consequential Damages.

a.
Pixiem. Pixiem represents and warrants that: (i) the Wireless Games and Pixiem Technology do not and will not infringe upon the rights of any person or entity, including without limitation any Intellectual Property, and will not defame or otherwise libel any person, nor violate any law, (ii) the Wireless Games and Pixiem Technology are free of viruses, trap doors, executable files virus, Trojan horse, worm or any other software routines or hardware components designed to disable, erase, or otherwise harm software, hardware, data, text or any other information stored in electronic form; (iii) the Wireless Games and Pixiem Technology are either original to Pixiem, or Pixiem has acquired all necessary consents and licenses from any third parties to grant and exercise the rights in this (including, without limitation any required of engineers, artist(s), actors, performers or copyright proprietors of materials contained in the Wireless Game and Pixiem Technology); and (iv) it shall be solely responsible for payment of all fees, royalties, performance licenses, or other payments which may be required to be paid to any third as a result of the use of the Pixiem Technology or Wireless Game.

b.	ESPN. ESPN warrants and represents that the titles of the Wireless Games do not infringe upon the right of any third party.

c.
Mutual. Each Party represents and warrants that it owns rights, title and interest in the Intellectual Property Rights licensed herein and/or that it has the authority to make the transfers and grant the licenses granted hereunder. The Parties hereby warrant and represent that they have full legal rights and authority to enter into this Agreement and to perform their obligations hereunder.

d.
Indemnification. ESPN agrees to and shall indemnify, defend and hold harmless Pixiem and its affiliates and its and their directors, shareholders, officers, agents, employees, successors and assigns from and against any and all third party claims, demands, suits, judgments, damages, costs, losses and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of any breach or alleged breach by ESPN of this Agreement. Pixiem agrees to and shall indemnify, defend and hold harmless ESPN and its parent and affiliates and its and their directors, shareholders, officers, agents, employees, successors and assigns from and against any and all Losses arising out of (i) the underlying technology of the Wireless Games, and/or (ii) any breach or alleged breach by Pixiem of this Agreement.

Licensing Agreement

e.
Procedure. The party requesting indemnification (the “Indemnitee”) shall notify the other party (the “Indemnitor”) in writing as soon as practicable of a claim for indemnification. The Indemnitor shall afford the Indemnitee the opportunity to participate, at the Indemnitee’s expense, in the defense of any such claim; provided however that the Indemnitor shall have the right to control all aspects of the handling of such claim, including but not limited to selection of counsel, compromise, settlement or other resolution of such claim. Without limiting the generality of the foregoing, if the Indemnitor fails or refuses to assume the defense of any claim to which its indemnity applies (whether or not suit has formally been brought), it shall be responsible for payment of any settlement of such claim reached by the Indemnitee, as well as the costs and expenses (including reasonable attorneys’ fees) as incurred by the Indemnitee in defending such claim (or reaching a settlement). Notwithstanding the foregoing, a party may not settle or compromise any claim without the prior express written consent of the other party (not to be unreasonably withheld).

f.
No Consequential Damages. Except with respect to indemnification claims, neither party shall be liable to the other or any third party for any liquidated, indirect, consequential, exemplary or incidental damages (including damages for loss of business profits, business interruption, loss of business information, and the like) arising out of this Agreement, even if it has been advised of the possibility of such damages.

g.
Liability Cap. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10; IN NO EVENT SHALL A PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT EXCEED THE TOTAL AMOUNTS DUE BY THAT PARTY TO THE OTHER PARTY DURING THE 18-MONTH PERIOD PRECEDING THE DATE OF THE CLAIM.

11.	Non-Disparagement. Each Party agrees not to disparage the other Party.

12.
Ownership of Information. Any information provided by ESPN to Pixiem shall be exclusively owned by ESPN and shall be used by Pixiem solely for purposes that further this Agreement. Any information provided by Pixiem to ESPN may be used by either Party in any manner.

13.	End User Data and Reports.

a.
End User Data. Subject to the terms, conditions and procedures of this Agreement, Pixiem and ESPN may collect, but agree to share with each other, non-personally identifiable data about customers and their use of the Wireless Games, including research reports. ESPN shall own and retain all right, title and interest in and to all user data information. In no event shall Pixiem sell and/or rent the end user data to any third party.

b.	Privacy and Compliance with Laws. Each of Party shall ensure that the collection and use by such Party of any end user information or data in connection with the purchase, use or operation of the Wireless Games complies in all respects with all applicable privacy laws, regulations and policies. In addition, each Party agrees to perform any and all acts necessary to ensure that the collection, use, or disclosure of end user data is in full compliance with all applicable laws relating to the collection of such information, including without limitation all applicable privacy legislation.

c.
Reports. Each Party will ensure that a monthly report of information in its possession for services related to the delivery of Wireless Games, including: (i) the total revenue associated with the Wireless Games; (ii) the number of monthly downloads of Wireless Games by title, the total revenue due to the other Party hereunder; and (iii) the number of times end users have purchased Wireless Games, (iv) the number of subscription cancellations for each Wireless Game, and (v) other information as reasonably requested by ESPN and readily obtainable by Pixiem.

d.
Security. Each Party shall employ administrative, physical, and technical safeguards that are designed to prevent the unauthorized collection, access, use, and disclosure of user data (“Security Safeguards”). With respect to user data, each Party shall (i) provide at least the Security Safeguards it provides for its Confidential Material, but in no event less than the industry practice for information security, as such standards may change from time to time (the “Security Standard”); (ii) encrypt, for transport and storage, all user data in a manner that a Party reasonably believes meets or exceeds the Security Standard; (iii) inform its employees, agents, and contractors who have a need to access and use user data for legitimate business purposes (each an “Authorized Representatives”) on privacy, security, and confidentiality obligations hereunder; (iv) ensure that only Authorized Representatives may access user data, on a need-to-know basis. Each Party is responsible for the acts and omissions of its Authorized Representatives.

Licensing Agreement

14.
Choice of Law and Venue. This Agreement has been entered into and delivered in the State of New York and the validity, interpretation and legal effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. Only the New York courts (state and federal) will have jurisdiction over any controversies regarding this Agreement, and the transactions contemplated by this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, in New York County, and not elsewhere. Each Party hereby irrevocably submits to the jurisdiction of the New York courts (state and federal) in any such action or proceeding and irrevocably waives any right to contest the jurisdiction (in rem or in personam) or power or decision of that court within or without the United States other than appropriate appellate courts having jurisdiction over appeals from such court(s). Each party also irrevocably waives any defense of inconvenient forum to the maintenance of any such action or proceeding. Any process in any action or proceeding may, among other methods, be served upon a party hereto by delivering or mailing it the addresses first set above. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

15.
Force Majeure. No Party to this Agreement shall be liable to the other Party for any failure or delay in fulfilling an obligation hereunder, if said failure or delay is attributable to circumstances beyond its reasonable control, including, but not limited to, any fire, power failure, labor dispute or government measure (“Force Majeure”); provided that, the Party relying upon this Section 16 (a) shall have given the other Party written notice thereof promptly and, in any event, within five (5) days of discovery thereof; and (b) shall take all steps reasonably necessary to mitigate the effects of the Force Majeure Event upon which such notice is based. The Parties agree that the deadline for fulfilling the obligation in question shall be extended for a period of time equal to that of the continuance of the Force Majeure. Both Parties shall use all commercially reasonable efforts to minimize the effect of the Force Majeure on its performance under this Agreement. Notwithstanding the continuance of an event of Force Majeure, both Parties may not delay performance of its obligations under any circumstances by more than thirty (30) Business Days, otherwise either Party may terminate this Agreement. Each of the Parties acknowledge and agree that this Section shall not limit the rights reserved under Section 16 hereunder.

16.	Severability. Each and every clause of this Agreement is severable from the whole and shall survive unless the entire Agreement is declared unenforceable.

17.
Delivery of Notices and Payments. Unless otherwise directed in writing by the Parties, all notices given hereunder shall be sent via Federal Express or another equivalent express delivery service to the addresses set forth on the first page of this Agreement. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the business day after the date sent via Federal Express or other equivalent express delivery service. All payments pursuant to this Agreement shall be made in U.S. Dollars. Notwithstanding the foregoing, termination pursuant to Section 8 and/or amendments and/or waivers pursuant to Section 23 may be conducted via facsimile.

18.	Entire Agreement. This Agreement represents the entire agreement, and supersedes all prior understandings or agreements, oral or written, between the Parties with respect to the subject matter hereof.

19.
Assignability. Neither Party may assign this Agreement without the other party’s prior written permission, except that ESPN may assign this Agreement to any affiliate company (upon written notice to the Pixiem) so long as ESPN remains liable for all of its obligations hereunder. All other assignments, unless approved in writing, shall be deemed void. This Agreement shall be binding upon the successors and permitted assigns of each party.

Licensing Agreement

20.
Not a Partnership. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture among the Parties hereto, or an employee-employer relationship. No Party shall have any right to obligate or bind any other Party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

21.
Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and each of which alone and all of which together, shall constitute one and the same instrument, but in making proof of this Agreement it shall not be necessary to produce or account for each copy of any counterpart other than the counterpart signed by the Party against whom this Agreement is to be enforced. This Agreement may be transmitted by facsimile, and it is the intent of the Parties for the facsimile of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile and any complete photocopy of this Agreement to be deemed an original counterpart.

22.
Amendment and Waiver. No amendment or waiver to this Agreement shall be binding unless approved in writing by both Parties. A waiver shall in no event be deemed a continuing waiver unless specifically so designated in writing.

23.
Captions. Section or paragraph headings used in this Agreement are for reference purposes only, and shall not be used in the interpretation hereof. Words in the singular include the plural and vice-versa and words in one gender include all genders. The terms “including” and “includes” shall be deemed to be followed by the statement “without limitation” and neither of these terms shall be construed to limit any word or statement it follows to the specific or similar terms or matters immediately following it. No provision of this Agreement shall be construed against either Party as the drafter thereof.

24.	Survival of Agreement. Upon termination or expiration of this Agreement for any reason, the following provisions of this Agreement shall survive: Sections 1, 3, 5(d)-(f), 10, 11(d)-(f), 12-24.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

PIXIEM INC.	ESPN ENTERPRISES, INC.
/s/ Hong Suk Lee	/s/ Manish Jha
Hong Suk Lee President and CEO	Manish Jha SVP
September 27, 2005	September 30, 2005

Licensing Agreement